EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement of Ault Incorporated on Form S-8 relating to the 1996 Stock Plan of our report dated August 18, 2003 (August 29, 2003 as to Note 5), appearing in the Annual Report on Form 10-K of Ault Incorporated for the year ended June 1, 2003.

                                        /s/ Deloitte & Touch LLP


Minneapolis, Minnesota
January 22, 2004